Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors of
Omnicell, Inc.
We consent to the incorporation by reference in the Registration Statements (Nos. 333-205465, 333-67828, 333-82818, 333-104427, 333-107356, 333-116103, 333-125080, 333-132556, 333-142857, 333-149758, 333-159562, 333-176146 and 333-190930) on Form S-8 of Omnicell, Inc. of our report dated February 15, 2016, with respect to the consolidated balance sheets of Aesynt Holding Coöperatief U.A. and its subsidiaries as of September 30, 2015 and 2014 and the related consolidated statements of operations and comprehensive loss, changes in members’ equity and cash flows for the years then ended, which report appears in the Form 8-K/A of Omnicell, Inc. dated March 17, 2016. Our report dated February 15, 2016 with respect to the consolidated balance sheets of Aesynt Holding Coöperatief U.A. and subsidiaries as of September 30, 2015 and 2014, and the related consolidated statements of operations and comprehensive loss, changes in members’ equity and cash flows for the years then ended, refers to a change in accounting for deferred income taxes.

/s/ KPMG LLP
Pittsburgh, Pennsylvania
March 17, 2016